Exhibit 23.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-156808) and Form S-8 (Nos. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated January 25, 2007 with respect to the consolidated financial statements of Australian Railroad Group Pty Ltd, which appears in the Form 10-K of Genesee & Wyoming Inc. for the year ended December 31, 2008.

/s/ Ernst & Young
Ernst & Young
Perth, Australia
February 25, 2009